Exhibit 99.1

BUDGET MOTELS, INC.

COMBINED FINANCIAL STATEMENTS

OF SPECIFIED PROPERTIES

October 31, 2006

Incorporated under the laws of the Commonwealth of Virginia

CUNDIFF & ASSOCIATES, CPA, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

WWW.CUNDIFFCPAS.COM

321 S. LOUDOUN STREET WINCHESTER, VIRGINIA 22601 (540) 667-0441 • FAX: (540) 667-2643	9275 CORPORATE CIRCLE MANASSAS, VIRGINIA 20110 (703) 368-7435 • FAX: (703) 366-3116

INDEPENDENT AUDITORS’ REPORT

Supertel Hospitality, Inc.

Norfolk, Nebraska

We have audited the accompanying combined balance sheet of specified properties, as described in Note 1, owned by Budget Motels, Inc. and its subsidiary as of October 31, 2006, and the related combined statements of operations, equity in properties, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the combined balance sheets and the related combined statements of operations, equity in properties, and cash flows of specified properties owned by Budget Motels, Inc. and its subsidiary, and are not intended to be a complete presentation of Budget Motels, Inc.’s or its subsidiaries’ assets, liabilities, equity in properties, revenues, and expenses.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the specified properties as described in Note 1, as of October 31, 2006, and the results of their operations, changes in equity in properties, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cundiff & Associates, CPA, P.C.
Cundiff & Associates, CPA, P.C.
Certified Public Accountants
Manassas, Virginia
May 29, 2007

BUDGET MOTELS, INC.

COMBINED BALANCE SHEET OF SPECIFIED PROPERTIES

October 31, 2006

A S S E T S

Current Assets:
Cash:
Operating Accounts	$26,117
Restricted Escrow Accounts	414,009

Total Cash and Cash Equivalents	$440,126
Accounts Receivable – Trade	80,710
Prepaid Expenses	156,293
Inventories	226,477

Total Current Assets	$903,606

Property, Improvements and Equipment, Net of Accumulated Depreciation of $24,552,118	9,564,070

Other Assets:
Deposits	$8,017
Deferred Expenses	319,758

Total Other Assets	327,775

Total Assets	$10,795,451

L I A B I L I T I E S   A N D   E Q U I T Y   I N   P R O P E R T I E S

Current Liabilities:
Current Maturity of Long –Term Debt	$692,243
Insurance Payable	67,653
Accounts Payable – Trade	192,342
Accrued Salaries	108,107
Accrued Liabilities	230,531
Sales Tax Payable	126,336
Advance Reservations	12,516
Payroll Taxes Withheld and Accrued	34,537

Total Current Liabilities	$1,464,265
Long-Term Debt	13,925,335

Total Liabilities	$15,389,600

Equity in Properties:
Assets in Excess (Deficit) of Liabilities	$(4,594,149)

Total Equity in Properties	(4,594,149)

Total Liabilities and Stockholders’ Equity	$10,795,451

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENTS OF EQUITY IN PROPERTIES OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Balance, Beginning of Year	$(4,242,432)
Net Income (Loss)	961,060
Distributions to Parent Office	(1,312,777)

Balance, End of Year	$(4,594,149)

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF OPERATIONS OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Revenue	$13,084,824
Department Expenses	4,130,165
Undistributed Operating Expenses	4,813,608

Operating Margin Before Fixed Expenses	$4,141,051
Fixed Expenses	3,179,991

Net Income (Loss)	$961,060

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF CASH FLOW OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Cash Flows From Operating Activities:
Net Income (Loss)	$961,060

Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Depreciation and Amortization	$1,274,982
(Increase) Decrease in Accounts Receivable – Trade	106,129
(Increase) Decrease in Prepaid Expenses	41,506
(Increase) Decrease in Inventories	(2,317)
Increase (Decrease) in Insurance Payable	25,529
Increase (Decrease) in Accounts Payable – Trade	709
Increase (Decrease) in Accrued Salaries	(9,533)
Increase (Decrease) in Accrued Liabilities	(22,867)
Increase (Decrease) in Sales Taxes Payable	(3,103)
Increase (Decrease) in Advance Reservations	(8,915)
Increase (Decrease) in Payroll Taxes Withheld and Accrued	(4,885)

1,397,235

Net Cash Provided (Used) by Operating Activities	$2,358,295

Cash Flows From Investing Activities:
Purchase of Property, Improvements and Equipment	$(447,959)

Net Cash Provided (Used) by Investing Activities	(447,959)

Cash Flows From Financing Activities:
Repayment of Long-Term Debt	$(629,023)
Distributions to Parent Office	(1,312,777)

Net Cash Provided (Used) by Financing Activities	(1,941,800)

Increase (Decrease) in Cash and Cash Equivalents	$(31,464)
Cash and Cash Equivalents at Beginning of Year	471,590

Cash and Cash Equivalents at End of Year	$440,126

Supplemental Data:
Interest Paid	$1,136,436

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Consolidation:

These financial statements include the accounts of specified properties of Budget Motels, Inc. and its wholly owned subsidiary Waterloo Hospitality, Inc. These financial statements are not intended to be a complete presentation of Budget Motels, Inc.’s assets, liabilities, equity in properties, revenues, and expenses or of its subsidiaries. The specified properties consist of:

Properties owned by Budget Motels, Inc.:

Property	Location	Rooms
Days Inn—North*	Fredericksburg, VA	120
Days Inn—Bossier City	Bossier City, LA	177

Properties owned by Waterloo Hospitality, Inc.:

Property	Location	Rooms
Days Inn—Alexandria	Alexandria, VA	200
Days Inn—South	Fredericksburg, VA	156
Comfort Inn—Landmark*	Alexandria, VA	150
Days Inn—Shreveport	Shreveport, LA	148

*	Properties with leased restaurant

All properties are managed by Budget Motels, Inc.

Accounts Receivable:

The Corporation considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories:

Inventories are stated at the lower of cost or market value. Cost is determined principally by the first-in, first-out method.

Property, Improvements and Equipment, and Depreciation:

Property, Improvements and Equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Accelerated methods are used for tax purposes. The estimated lives used in determining depreciation are:

Building and Improvements	8-25 years
Signs and Office Furniture	5-10 years
Furniture and Fixtures	8 years
Airplanes and Vehicles	3-7 years

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, stockholders’ equity, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

Compensated Absences:

The Corporation has not accrued compensated absences, because the amount cannot be reasonably determined.

2.	CASH AND CASH EQUIVALENTS:

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash and cash equivalents included cash on hand and in banks. Also included was $414,009 in restricted escrow accounts on deposit with a mortgage lender. These escrow accounts are only to be used for completion of renovations; acquisition of furniture, fixtures and equipment; and payment of real estate taxes and insurance.

3.	PROPERTY, IMPROVEMENTS AND EQUIPMENT:

These assets are stated at cost as follows:

Land	$2,141,777
Buildings and Improvements	22,796,642
Signs and Office Furniture	620,590
Furniture and Fixtures	8,434,370
Vehicles	122,809

Total Cost	$34,116,188
Less Accumulated Depreciation and Amortization	24,552,118

Undepreciated Cost	$9,564,070

The Property, Improvements and Equipment have been pledged as collateral for borrowings of long-term debt, as disclosed in Footnote 5

4.	DEFERRED EXPENSES:

These assets are stated at cost as follows:

Franchise Fees	$50,600
Loan Costs	614,239

Total Cost	$664,839
Less Accumulated Amortization	345,081

Unamortized Cost	$319,758

Amortization expense annually was $33,843.

5.	LONG-TERM DEBT:

Long-Term Debt is summarized as follows:

Tri-State Bank:
Payable in monthly installments of $23,438, based on a ten year amortization for 60 months. Interest is fixed at 8.75%. Collateralized by a first deed of trust on Days Inn - Bossier City. Due October 1, 2010.	1,736,923

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

5.	LONG-TERM DEBT, Continued:

Wachovia Securities:
Payable in monthly installments of $32,201 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Alexandria. Due March 1, 2020.	3,336,792

Wachovia Securities:
Payable in monthly installments of $21,176 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Fredericksburg - South. Due March 1, 2020.	2,194,338

Wachovia Securities:
Payable in monthly installments of $39,308 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Comfort Inn - Landmark. Due March 1, 2020.	4,073,269

Wachovia Securities:
Payable in monthly installments of $19,251 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Shreveport. Due March 1, 2020.	1,994,926

Branch Banking & Trust of Virginia:
Payable in monthly installments of $11,493 including interest at 6.75% until August 10, 2008 when rate will be adjusted to the Wall Street Journal announced prime rate and the payment amount will be recomputed. Collateralized by building and improvements for the Days Inn - Fredericksburg - North. Due August 10, 2021.	1,281,330

Subtotals	$14,617,578
Less Current Portion	692,243

LONG-TERM DEBT	$13,925,335

For periods ending October 31, 2007 through October 31, 2011, long-term debt maturities under present arrangements are as follows:

October 31,
2007	$692,243
2008	746,696
2009	805,460
2010	868,879
2011	937,325

Total	$4,050,603

Future Debt Requirements	$10,566,975

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

6.	INCOME TAXES:

Income taxes on net earnings are payable individually by the stockholders pursuant to an “S” Corporation election with the Internal Revenue Code whereby the income is passed to the stockholders. Accordingly, no provision has been made for income taxes, except for income tax due to the state of Louisiana, for which “S” Corporation status has not been elected. Federal income tax returns of the Corporation through October 31, 1978, have been examined by the Internal Revenue Service.

7.	OCCUPANCY PERCENTAGES, AVERAGE ROOM RATES AND REVPAR:

Occupancy percentages, average room rates, and RevPAR* per location for the fiscal year ended October 31, 2006 are as follows:

	Occupancy Percentage	Average Daily Rate	RevPAR*
Days Inn - Fredericksburg - North	72.44%	$43.18	$31.28
Days Inn - Alexandria	68.92%	60.33	41.57
Days Inn - Fredericksburg - South	64.94%	40.78	26.48
Comfort Inn - Landmark	72.63%	75.95	55.16
Days Inn - Shreveport	79.61%	39.93	31.78
Days Inn - Bossier City	79.40%	41.50	32.95
* Revenue Per Available Room

8.	401(k) PLAN:

The Corporation has a 401(k) plan covering substantially all full time employees. The Corporation matches 25% of employee deferrals up to 6% of their annual salary. The cost to the specified properties under contract for fiscal year ended October 31, 2006 was $4,261.

9.	CONTINGENT LIABILITY:

The Company has certain demand deposit accounts in financial institutions in excess of the FDIC limits. The Company has not experienced any losses in such accounts.

10.	SUBSEQUENT EVENTS:

The stockholders of the Company made the decision to sell its hotels and liquidate its assets. On February 9, 2007, the Company signed a Hotel Purchase Agreement to sell the following properties: the Days Inn - Alexandria, the Days Inn - Fredericksburg - South, the Comfort Inn - Alexandria, and the Days Inn - Shreveport with settlement to take place on March 30, 2007. On February 9, 2007, the company signed another Hotel Purchase Agreement to sell the Days Inn - Fredericksburg - North and the Days Inn - Bossier with settlement to take place on July 31, 2007. In addition, the second Agreement included lease provisions for the two properties until settlement.